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                                                                      EXHIBIT 11

                   WITCO CORPORATION AND SUBSIDIARY COMPANIES
                       COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)

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                                                                                               THREE MONTHS ENDED
                                                                                                   MARCH 31,
                                                                                               ------------------
                                                                                                1994       1993
                                                                                               -------    -------
                                                                               (IN THOUSANDS EXCEPT PER SHARE DATA)
PRIMARY
     Net Income -- as reported..............................................................   $22,041    $18,807
     Interest on convertible subordinated debentures (net of tax)...........................     1,109      1,361
     Dividend requirements of preferred stock...............................................        (5)        (6)
                                                                                               -------    -------
          Total.............................................................................   $23,145    $20,162
                                                                                               -------    -------
                                                                                               -------    -------
     Weighted average shares outstanding....................................................    50,881     44,944
     Assumed conversions:
          Convertible subordinated debentures...............................................     5,133      5,500
          Stock options.....................................................................       418        243
                                                                                               -------    -------
               Total........................................................................    56,432     50,687
                                                                                               -------    -------
                                                                                               -------    -------
     Per share amount.......................................................................   $   .41    $   .40
                                                                                               -------    -------
                                                                                               -------    -------
FULLY DILUTED
     Net Income -- as reported..............................................................   $22,041    $18,807
     Interest on dilutive debentures (net of tax)...........................................     1,109      1,363
                                                                                               -------    -------
          Total.............................................................................   $23,150    $20,170
                                                                                               -------    -------
                                                                                               -------    -------
     Weighted average shares outstanding....................................................    50,881     44,944
     Assumed conversions:
          Convertible subordinated debentures...............................................     5,133      5,522
          Stock options.....................................................................       418        276
          Preferred stock...................................................................       137        152
                                                                                               -------    -------
               Total........................................................................    56,569     50,894
                                                                                               -------    -------
                                                                                               -------    -------
               Per share amount.............................................................   $   .41    $   .40
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